EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Second Quarter 2010

* Q2'10 net revenues increase 28.4% year-over-year to $52.5 million. In local currencies, net revenues increase
38.5% year-over-year

* Q2'10 net income increases by 74.8% year-over-year to $11.7 million. In local currencies, net income increases by
94.7% year-over-year

* Items sold during Q2'10 increase by 33.7% year-over-year to 9.2 million

* Total payment transactions during Q2'10 increase by 91.2% year-over-year to 1.3 million

BUENOS AIRES, Argentina, Aug. 4, 2010 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the second quarter ended June 30, 2010.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "We are pleased with our strong second quarter results, as we continued to build on the positive momentum that we have gained in the business over the recent time frame. During the quarter, we continued to focus on our product and usability initiatives, which are targeted at enhancing overall user experience and driving our top-line growth. Additionally, we continue to experience strong secular growth trends within the industry and believe that these trends will provide ample opportunity for MercadoLibre to maintain a strong growth trajectory for the foreseeable future."

Second Quarter 2010 Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended June 30, 2010 of $52.5 million, representing 28.4% year-over-year growth in U.S. dollars and 38.5% year-over-year growth in local currencies. In local currencies, Marketplace revenue grew 37.3% year-over-year while Payments revenue grew 42.5% year-over-year. In U.S. dollars, Marketplace revenue grew 19.9% to $37.2 million in the second quarter of 2010 from $31.0 million in the second quarter of 2009. In U.S. dollars, Payments revenue grew 54.9% to $15.3 million from $9.9 million in the prior year period.

Items sold on MercadoLibre grew 33.7% to 9.2 million while total Payments transactions going through MercadoPago grew 91.2% to 1.3 million when compared to the second quarter of 2009. In local currencies, gross merchandise volume and total payments volume grew 35.4% and 73.8% year-over-year, respectively. In U.S. dollars, gross merchandise volume for the quarter grew 22.4% year-over-year to $798.1 million, while total payment volume grew 85.7% year-over-year to $147.8 million.

Gross profit grew 27.2% to $41.1 million from $32.3 million in the prior year quarter. The second quarter 2010 gross profit margin was 78.3% compared to 79.0% for the second quarter of 2009. The slight decrease in gross profit margin was the result of higher growth in our lower margin Payments business, which grew to 29.2% of net revenues in the second quarter of 2010 from 24.2% in the prior year period.

Income from operations grew 51.6% to $18.8 million in the second quarter of 2010 compared to $12.4 million in the second quarter of 2009. Operating income margin for the second quarter of 2010 was 35.8%, representing an increase from 30.3% for the prior year period.

Net income for the three-month period ended June 30, 2010 was $11.7 million, representing 74.8% growth in U.S. dollars and 94.7% growth in local currencies. Net income margin was 22.2% for the second quarter of 2010, compared to 16.3% for the same period last year. Earnings per share for the second quarter of 2010 were $0.26 compared to $0.15 for the prior year quarter.

The following table summarizes certain key performance metrics for the three months ended June 30, 2009 and 2010.

Three month ended June 30, (in millions)	2009	2010	%YOY
Total confirmed registered users at the end of period	37.8	47.4	25.5%
New confirmed registered users during the period	2.1	2.5	18.4%
Gross merchandise volume	$ 651.9	$ 798.1	22.4%
Successful items sold	6.9	9.2	33.7%
Total payments volume	$ 79.6	$ 147.8	85.7%
Total payments transactions	0.7	1.3	91.2%

* Gross merchandise volume and total payments volume grew 35.4% and 73.8% in local currencies year-over--year, respectively.

Conference Call and Webcast

MercadoLibre will host a conference call and audio webcast on August 4, 2010 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 (Conference ID 89670721) and requesting inclusion in the call for MercadoLibre. The live conference call can also be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold (Successful items sold) – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Gross profit margin – Defined as gross profit as percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

Net Income margin – Defined as net income as a percentage of net revenues.

Local currency metric growth – Calculated by applying the average 2009 monthly exchange rates for each month of the period during 2009 to the results during the corresponding months in 2010, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks.

MercadoLibre maintains a leadership position in 12 Latin American countries. The Company listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are on file with the SEC and is available on the SEC website at www.sec.gov. Additional information will also be set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which it expects to file with the SEC in August 2010. All information provided in this release and in the attachments is as of August 4, 2010 and MercadoLibre undertakes no duty to update this information. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

Consolidated balance sheets
	June 30, 2010	December 31, 2009
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$ 31,568,720	$ 49,803,402
Short-term investments	11,279,620	14,580,185
Accounts receivable, net	8,996,944	4,868,377
Funds receivable from customers	3,406,625	3,785,802
Prepaid expenses	506,921	547,138
Deferred tax assets	6,606,413	5,481,182
Other assets	4,919,156	3,068,930
Total current assets	67,284,399	82,135,016
Non-current assets:
Long-term investments	66,112,729	26,627,357
Property and equipment, net	7,689,100	5,948,276
Goodwill and intangible assets, net	62,932,379	64,338,564
Deferred tax assets	4,053,741	2,897,492
Other assets	569,382	667,944
Total non-current assets	141,357,331	100,479,633

Total assets	$ 208,641,730	$ 182,614,649

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 13,779,597	$ 11,599,634
Funds payable to customers	36,017,695	31,453,410
Payroll and social security payable	7,110,417	7,428,340
Taxes payable	8,560,306	6,797,516
Loans payable and other financial liabilities	56,121	3,213,992
Total current liabilities	65,524,136	60,492,892
Non-current liabilities:
Payroll and social security payable	1,730,748	1,355,006
Loans payable and other financial liabilities	161,008	--
Deferred tax liabilities	6,413,934	5,170,799
Other liabilities	1,090,392	1,402,715
Total non-current liabilities	9,396,082	7,928,520
Total liabilities	$ 74,920,218	$ 68,421,412

Shareholders' equity:

Common stock, $0.001 par value, 110,000,000 shares authorized, 44,128,876 and 44,120,269 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	$ 44,129	$ 44,120
Additional paid-in capital	120,375,178	120,257,998
Retained earnings	38,951,100	17,656,537
Accumulated other comprehensive loss	(25,648,895)	(23,765,418)
Total shareholders' equity	133,721,512	114,193,237
Total liabilities and shareholders' equity	$ 208,641,730	$ 182,614,649

Consolidated statements of income
	Six Months Ended June 30, 2010		Three Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$ 98,448,105	$ 73,224,300	$ 52,510,331	$ 40,901,799
Cost of net revenues	(21,304,611)	(15,229,463)	(11,411,561)	(8,595,477)
Gross profit	77,143,494	57,994,837	41,098,770	32,306,322

Operating expenses:
Product and technology development	(7,201,240)	(5,720,625)	(3,976,466)	(3,087,206)
Sales and marketing	(22,581,944)	(20,293,461)	(11,473,145)	(10,077,284)
General and administrative	(13,041,477)	(12,800,984)	(6,834,592)	(6,729,609)
Total operating expenses	(42,824,661)	(38,815,070)	(22,284,203)	(19,894,099)
Income from operations	34,318,833	19,179,767	18,814,567	12,412,223

Other income (expenses):
Interest income and other financial gains	1,711,529	1,531,837	917,388	602,174
Interest expense and other financial charges	(6,351,339)	(5,844,773)	(3,355,921)	(3,334,589)
Foreign currency gains / (loss)	361,494	529,213	(35,478)	(1,346,273)
Net income before income / asset tax expense	30,040,517	15,396,044	16,340,556	8,333,535

Income / asset tax expense	(8,745,954)	(3,325,089)	(4,666,593)	(1,653,756)
Net income	$ 21,294,563	$ 12,070,955	$ 11,673,963	$ 6,679,779

	Six Months Ended June 30, 2010		Three Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Basic EPS
Basic net income per common share	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Weighted average shares	44,117,364	44,074,462	44,121,087	44,078,235

Diluted EPS
Diluted net income per common share	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Weighted average shares	44,142,829	44,127,208	44,145,255	44,132,204

Consolidated statements of cash flows
	Six Months Ended June 30,
	2010	2009
	(Unaudited)
Cash flows from operations:
Net income	$ 21,294,563	$ 12,070,955
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	2,187,353	1,945,382
Interest expense	--	345,224
Accrued interest	(37,763)	(141,103)
Stock-based compensation expense - stock options	121	871
Stock-based compensation expense - restricted shares	37,696	121,646
LTRP accrued compensation	1,515,662	1,352,977
Deferred income taxes	(1,099,249)	194,139
Changes in assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(4,578,556)	(1,275,237)
Funds receivable from customers	247,441	627,999
Prepaid expenses	51,734	(102,699)
Other assets	(1,735,721)	(3,740,274)
Accounts payable and accrued expenses	5,249,442	(2,685,895)
Funds payable to customers	4,738,946	4,905,107
Other liabilities	(1,779,899)	(592,641)
Net cash provided by operating activities	26,091,770	13,026,451
Cash flows from investing activities:
Purchase of investments	(64,252,379)	(37,897,661)
Proceeds from sale and maturity of investments	26,860,341	31,886,495
Purchases of intangible assets	(12,733)	(953,164)
Purchases of property and equipment	(3,906,287)	(2,182,358)
Net cash used in investing activities	(41,311,058)	(9,146,688)
Cash flows from financing activities:
Decrease in short term debt	(2,993,985)	(3,193,705)
Stock options exercised	5,449	4,004
Net cash used in financing activities	(2,988,536)	(3,189,701)
Effect of exchange rate changes on cash and cash equivalents	(26,858)	1,210,727
Net decrease in cash and cash equivalents	(18,234,682)	1,900,789
Cash and cash equivalents, beginning of the period	49,803,402	17,474,112

Cash and cash equivalents, end of the period	$ 31,568,720	$ 19,374,901

	Six Months Ended June 30,
	2010	2009
	(Unaudited)
Supplemental cash flow information:
Cash paid for interest	$ 5,753,706	$ 5,005,815
Cash paid for income taxes	$ 10,377,362	$ 3,453,738

Financial results of reporting segments
	Three Months Ended June 30, 2010
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 18,491,273	$ 7,085,111	$ 4,222,333	$ 4,296,698	$ 3,090,698	$ 37,186,113	$ 15,324,218	$ 52,510,331
Direct costs	(9,998,604)	(2,721,948)	(2,275,528)	(1,958,045)	(1,672,057)	(18,626,182)	(8,816,732)	(27,442,914)
Direct contribution	8,492,669	4,363,163	1,946,805	2,338,653	1,418,641	18,559,931	6,507,486	25,067,417

Operating expenses and indirect costs of net revenues								(6,252,851)
Income from operations								18,814,566

Other income (expenses):
Interest income and other financial gains								917,388
Interest expense and other financial results								(3,355,921)
Foreign currency losses								(35,478)
Net income before income / asset tax expense								$ 16,340,555

	Three Months Ended June 30, 2009
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 12,603,535	$ 5,549,031	$ 3,307,428	$ 7,301,807	$ 2,248,759	$ 31,010,561	$ 9,891,238	$ 40,901,799
Direct costs	(7,627,345)	(2,262,079)	(1,867,423)	(3,443,906)	(1,326,640)	(16,527,392)	(5,431,796)	(21,959,188)
Direct contribution	4,976,190	3,286,952	1,440,005	3,857,901	922,120	14,483,169	4,459,442	18,942,611

Operating expenses and indirect costs of net revenues								(6,530,388)
Income from operations								12,412,223

Other income (expenses):
Interest income and other financial gains								602,174
Interest expense and other financial results								(3,334,589)
Foreign currency losses								(1,346,273)
Net income before income / asset tax expense								$ 8,333,535

	Six Months Ended June 30, 2010
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 34,178,717	$ 13,807,332	$ 8,238,513	$ 7,623,631	$ 6,332,924	$ 70,181,117	$ 28,266,988	$ 98,448,105
Direct costs	(19,190,574)	(5,319,510)	(4,544,501)	(3,689,720)	(3,340,795)	(36,085,100)	(16,603,996)	(52,689,096)
Direct contribution	14,988,143	8,487,822	3,694,012	3,933,911	2,992,129	34,096,017	11,662,992	45,759,009

Operating expenses and indirect costs of net revenues								(11,440,176)
Income from operations								34,318,833

Other income (expenses):
Interest income and other financial gains								1,711,529
Interest expense and other financial results								(6,351,339)
Foreign currency gains								361,494
Net income before income / asset tax expense								$ 30,040,517

	Six Months Ended June 30, 2009
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 22,481,733	$ 10,514,908	$ 6,176,350	$ 13,667,627	$ 4,123,864	$ 56,964,482	$ 16,259,818	$ 73,224,300
Direct costs	(14,233,003)	(4,438,834)	(3,664,417)	(7,099,420)	(2,529,675)	(31,965,349)	(9,513,002)	(41,478,351)
Direct contribution	8,248,730	6,076,074	2,511,933	6,568,207	1,594,190	24,999,133	6,746,815	31,745,949

Operating expenses and indirect costs of net revenues								(12,566,182)
Income from operations								19,179,767

Other income (expenses):
Interest income and other financial gains								1,531,837
Interest expense and other financial results								(5,844,773)
Foreign currency gains								529,213
Net income before income / asset tax expense								$ 15,396,044

Non-GAAP Measures of Financial Performance

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as the corresponding GAAP measures.

Reconciliation to the most comparable GAAP measure of all non-GAAP financial measures included in this press release can be found in the tables included at the end of this press release.

These non-GAAP measures are provided to enhance investors overall understanding of the company's current financial performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain compensation expenses and unusual foreign currency effects that may not be indicative of its core operating results, thereby enhancing an investor's ability to make period over period comparisons of the company's results. The company believes the inclusion of these non-GAAP measures provides an element of consistency in the company's financial reporting and uses these measures in internal budgets and models and in determining executive compensation benchmarks.

In this press release MercadoLibre also includes each of net income, earnings per basic and diluted share, blended and effective tax rates and certain margin percentages for the three and six-month periods ended June 30, 2010 and 2009 after excluding (or adding back) the following charges required by GAAP:

Long term retention plan compensation

(a) On August 8, 2008, the Board of Directors approved a long-term employee retention program (the 2008 LTRP) for certain executives based on 2008 performance that will be payable 50% in cash and 50% in MercadoLibre common stock, in addition to their annual salary and bonus. Payments will be made during the first quarter on an annual basis according to the following vesting schedule: year 1 (2009): 17%, year 2 (2010): 22%, year 3 (2011): 27%, year 4 (2012): 34%.
(b) On June 10, 2009 the Board of Directors approved a long-term employee retention (the 2009 LTRP) program for certain executives based on 2009 performance. If earned, payments to eligible employees under the 2009 LTRP will be in addition to payments of base salary and cash bonus, if earned, made to these employees. In order to receive an award under the 2009 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2009 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2009 LTRP bonus once a year during eight years starting in 2010 (the "2009 Fixed Payment"); and (II) on each date the company pays the Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "2009 Variable Payment") equal to the product of (i) 6.25% of the applicable 2009 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2008 Stock Price, defined as $13.81, which was the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of 2008. The "Applicable Year Stock Price" shall equal the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date.
(c) On June 25, 2010, the board of directors adopted the 2010 Long Term Retention Plan (the "2010 LTRP"). If earned, payments to eligible employees under the 2010 LTRP will be in addition to payments of base salary and cash bonus, the latter if earned, made to these employees. In order to receive an award under the 2010 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2010 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2010 LTRP bonus once a year for a period of eight years starting in 2011 (the "2010 Annual Fixed Payment"); and (II) on each date we pay the Annual Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "2010 Variable Payment") equal to the product of (i) 6.25% of the applicable 2010 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2009 Stock Price, defined as $45.75, which was the average closing price of our common stock on the NASDAQ Global Market during the final 60 trading days of 2009. The "Applicable Year Stock Price" shall equal the average closing price of our common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date.

For the 2008 LTRP and the Variable Payment of the 2009 and 2010 LTRP, the U.S. GAAP compensation cost is recognized in accordance with the graded-vesting attribution method and is accrued up to each payment day. For the Fixed Payment of the 2009 and 2010 LTRP, the compensation cost is recognized in a straight-line basis. The non-GAAP measures were calculated with the cost for each period being accrued in the full fiscal year immediately preceding the payment date according to the same payment schedule in which 27% and 22% of the cost of the 2008 LTRP plan vests during the three and six-months periods ended June 30 2010 and 2009 respectively, and 12.5% of the cost of the 2009 and 2010 LTRP vests during the three- and six-month periods ended June 30, 2010 and 2009. The following tables show a reconciliation of this cost from the GAAP measures to the non-GAAP measures.

Venezuelan foreign currency re-measurement effect

In the comparative period this amount relates to re-measurement of assets and liabilities in U.S. dollars in the Venezuelan statutory Financial Statements. Until September 30, 2009, the Venezuelan subsidiaries have re-measured the assets and liabilities outstanding in U.S. dollar balances at the parallel exchange rate and translated them to the official exchange rate. Starting in the fourth quarter of 2009, as a result of the changes in facts and circumstances that affect the Company's ability to convert currency for dividends remittances using the official exchange rate in Venezuela, the Venezuelan subsidiaries assets, liabilities, income and expense accounts have been translated using the parallel exchange rate, for that reason there is no longer a mismatch between the re-measurement exchange rate and the translation exchange rate. The following tables exclude the foreign currency re-measurement effect generated in the three and six-month periods ended June 30, 2009 from applying different exchange rates in order to facilitate comparisons to present quarter figures, and to highlight this exchange rate matter.

Reconciliation of certain Non-GAAP financial measures to the most comparable GAAP financial measures

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Net income	$ 21,294,563	$ 12,070,955	$ 11,673,963	$ 6,679,779
Long term retention plan compensation net of tax effect	368,145	280,057	246,165	158,407
Venezuelan foreign currency re-measurement effect	--	(2,494,032)	--	(1,446,108)
Non-GAAP net income	$ 21,662,708	$ 9,856,980	$ 11,920,128	$ 5,392,078

Basic net income per common share:	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Non-GAAP basic net income per common share:	$ 0.49	$ 0.22	$ 0.27	$ 0.12

Shares used in basic net income per share calculation:	44,117,364	44,074,462	44,121,087	44,078,235

Diluted net income per common share	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Non-GAAP diluted net income per common share:	$ 0.49	$ 0.22	$ 0.27	$ 0.12

Shares used in diluted net income per share calculation:	44,142,829	44,127,208	44,145,255	44,132,204

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Income and asset tax expense	$ 8,745,954	$ 3,325,089	$ 4,666,593	$ 1,653,756
Income taxes related with long term retention plan compensation	157,515	123,650	126,934	97,087

Income taxes related with Venezuelan foreign currency effects	--	(1,284,804)	--	(744,963)
Non-GAAP income and asset tax expense	$ 8,903,469	$ 2,163,935	$ 4,793,527	$ 1,005,880

Income before income taxes	$ 30,040,517	$ 15,396,044	$ 16,340,556	$ 8,333,535
Long term retention plan compensation	525,660	403,707	373,099	255,494
Venezuelan foreign currency re-measurement effect	--	(3,778,836)	--	(2,191,072)
Non-Gaap income before income taxes	$ 30,566,177	$ 12,020,915	$ 16,713,655	$ 6,397,957

Blended tax rate (1)	29.1%	21.6%	28.6%	19.8%
Non-GAAP Blended tax rate (1)	29.1%	18.0%	28.7%	15.7%

Effective tax rate (2) (3)	34.3%	19.1%	28.4%	20.0%
Non-Gaap Effective tax rate (2) (3)	34.1%	25.3%	28.4%	27.5%

1 - Blended tax rate defined as income and asset tax expense as a percentage of income before income and asset tax.
2 - Effective income tax rate defined as the provision for income taxes (net of charges related to dividend distribution from foreign subsidiaries which are offset with domestic foreign tax credits) as a percentage of income before income tax.
3 - The effective tax rate does not include the effect of the Mexican Tax call Impuesto Empresarial a Tasa Unica (IETU).

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Net revenue	$ 98,448,105	$ 73,224,300	$ 52,510,331	$ 40,901,798
GAAP
Net Income	$ 21,294,563	$ 12,070,955	$ 11,673,963	$ 6,679,779
Earnings per share (basic)	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Earnings per share (diluted)	$ 0.48	$ 0.27	$ 0.26	$ 0.15
Non-GAAP
Net Income	$ 21,662,708	$ 9,856,980	$ 11,920,128	$ 5,392,078
Earnings per share (basic)	$ 0.49	$ 0.22	$ 0.27	$ 0.12
Earnings per share (diluted)	$ 0.49	$ 0.22	$ 0.27	$ 0.12
CONTACT:  MercadoLibre, Inc.
          Investor Relations Contact:
          Pedro Arnt
            +541153528000
            investor@mercadolibre.com
          Media Relations Contact:
          Lorena Diaz Quijano
            +541153528026
            Lorena.diazquijano@mercadolibre.com